Exhibit 4.1
HOLLYFRONTIER CORPORATION
(successor-in-interest to Frontier Oil Corporation),
as Issuer,
THE GUARANTORS NAMED HEREIN
and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Trustee
THIRD SUPPLEMENTAL INDENTURE
dated as of July 1, 2011
to Indenture dated as of November 22, 2010
Providing for Issuance of
6⅞% Senior Notes due 2018

THIRD SUPPLEMENTAL INDENTURE
     This THIRD SUPPLEMENTAL INDENTURE (this “Third Supplemental Indenture”), dated as of July 1, 2011, among HOLLYFRONTIER CORPORATION, a Delaware corporation and successor-in-interest to Frontier Oil Corporation (the “Company”), the Guarantors and WELLS FARGO BANK, N.A., a national banking association, as Trustee (the “Trustee”), under the Indenture, dated as of November 22, 2010, as supplemented by the First Supplemental Indenture, dated November 22, 2010 and the Second Supplemental Indenture, dated May 26, 2011 (collectively, the “Indenture”). Capitalized terms used herein and not otherwise defined shall have the meaning assigned to them in the Indenture.
     WHEREAS, the Frontier Oil Corporation (“FOC”), predecessor-in-interest to the Company entered into an Agreement and Plan of Merger, dated as of February 21, 2011, with the Company, and North Acquisition, Inc., a Delaware corporation and direct wholly owned subsidiary of the Company (“Merger Sub”), pursuant to which, effective at 12:01 a.m. MDT on July 1, 2011, Merger Sub merged with and into FOC, with FOC being the surviving corporation of such merger (the “Merger”);
     WHEREAS, following the Merger, on the date hereof, FOC merged with and into the Company, with the Company surviving such merger;
     WHEREAS, the Company has agreed, pursuant to Section 8.2 of the Indenture, to assume all of FOC’s indebtedness outstanding under the 6⅞% Notes and the Indenture;
     WHEREAS, certain Restricted Subsidiaries of the Company have agreed to provide a guarantee (a “Guarantee”) to comply with Section 10.17 of the Indenture, and Section 9.1(6) of the Indenture provides that the Company and the Trustee may amend or supplement the Indenture for such purpose without the consent of the Holders of the 6⅞% Notes;
     WHEREAS, Frontier Holdings LLC (f/k/a Frontier Holdings Inc.), a Delaware limited liability company and a Guarantor of the 6⅞% Notes, has merged with and into Eagle Consolidation LLC, a Delaware limited liability company and a Guarantor of the 6⅞% Notes by the execution of this Third Supplemental Indenture (“ECLLC”), all in accordance with Section 14.4 of the Indenture;
     WHEREAS, Frontier Oil and Refining Company LLC (f/k/a Frontier Oil and Refining Company), a Delaware limited liability company and a Guarantor of the 6⅞% Notes, has merged with and into HollyFrontier Refining & Marketing LLC (f/k/a Holly Refining & Marketing LLC), a Delaware limited liability company and a Guarantor of the 6⅞% Notes (“HFRMLLC”) by the execution of this Third Supplemental Indenture, all in accordance with Section 14.4 of the Indenture; and
     WHEREAS, all acts and things prescribed by the Indenture, by law and by the certificate of incorporation and the bylaws or comparable constituent documents of the Company, of the Guarantors and of the Trustee necessary to make this Third Supplemental Indenture a valid instrument legally binding on the Company, the Guarantors and the Trustee, in accordance with its terms, have been duly done and performed;
     NOW, THEREFORE, to comply with the provisions of the Indenture and in consideration of the above premises, the Company, the Guarantors and the Trustee covenant and agree for the equal and proportionate benefit of the respective Holders of the 6 7/8% Notes as follows:

ARTICLE 1
     Section 1.01. This Third Supplemental Indenture is supplemental to the Indenture and does and shall be deemed to form a part of, and shall be construed in connection with and as part of, the Indenture for any and all purposes.
     Section 1.02. This Third Supplemental Indenture shall become effective immediately upon its execution and delivery by each of the Company, the Guarantors and the Trustee.
ARTICLE 2
     Section 2.01. From this date, in accordance with Section 8.2 of the Indenture, and by executing this Third Supplemental Indenture, the Company hereby assumes all of the obligations of FOC under the 6⅞% Notes and the Indenture.
     Section 2.02. From this date, in accordance with Section 14.4 of the Indenture, and by executing this Third Supplemental Indenture and the accompanying notation of Guarantee (a copy of which is attached hereto), each of ECLLC and HFRMLLC hereby assumes all of the obligations of FHLLC and FORCLLC, respectively, under the applicable Subsidiary Guaranty.
     Section 2.03. From this date, in accordance with Section 10.17 of the Indenture, and by executing this Third Supplemental Indenture and the accompanying notation of Guarantee (a copy of which is attached hereto), the Guarantors whose signatures appear below are subject to the provisions of the Indenture to the extent provided for in Article Fourteen thereunder.
ARTICLE 3
     Section 3.01. Except as specifically modified herein, the Indenture and the 6⅞% Notes are in all respects ratified and confirmed (mutatis mutandis) and shall remain in full force and effect in accordance with their terms.
     Section 3.02. Except as otherwise expressly provided herein, no duties, responsibilities or liabilities are assumed, or shall be construed to be assumed, by the Trustee by reason of this Third Supplemental Indenture. This Third Supplemental Indenture is executed and accepted by the Trustee subject to all of the terms and conditions set forth in the Indenture with the same force and effect as if those terms and conditions were repeated at length herein and made applicable to the Trustee with respect hereto. The Trustee makes no representation as to the validity or sufficiency of this Third Supplemental Indenture and shall not be responsible for or with respect to any of the recitals or statements contained herein, all of which recitals or statements are made solely by the Company and the Guarantors.
     Section 3.03. THE LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE AND ENFORCE THIS THIRD SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICT OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.
     Section 3.04. The parties may sign any number of copies of this Third Supplemental Indenture. Each signed copy shall be an original, but all of such executed copies together shall represent the same agreement.
[SIGNATURE PAGES FOLLOW]

     IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed, all as of the date first written above.

Issuer: HOLLYFRONTIER CORPORATION
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President & Chief Executive Officer

Guarantors: FRONTIER REFINING & MARKETING LLC FRONTIER REFINING LLC FRONTIER EL DORADO REFINING LLC FRONTIER PIPELINE LLC ETHANOL MANAGEMENT COMPANY LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President

BLACK EAGLE LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

EAGLE CONSOLIDATION LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY BIOFUELS LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLYFRONTIER PAYROLL SERVICES, INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY PETROLEUM, INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REALTY, LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLYFRONTIER REFINING & MARKETING LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REFINING & MARKETING — TULSA LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REFINING & MARKETING — WOODS CROSS LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REFINING COMMUNICATIONS INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY TRANSPORTATION LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY UNEV PIPELINE COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY WESTERN ASPHALT COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLYMARKS, LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HRM REALTY, LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

LEA REFINING COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO HOLDINGS, INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO PIPELINE CO., L.P.
By:	Navajo Pipeline G.P., L.L.C.
Its General Partner

By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO PIPELINE GP, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO PIPELINE LP, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO REFINING COMPANY, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO REFINING GP, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO WESTERN ASPHALT COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NK ASPHALT PARTNERS, DBA HOLLY ASPHALT COMPANY

HOLLY WESTERN ASPHALT COMPANY, PARTNER
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO WESTERN ASPHALT COMPANY, PARTNER
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

Trustee: WELLS FARGO BANK, N.A., as Trustee
By:	/s/ Patrick T. Giordano
	Name:	Patrick T. Giordano
	Title:	Vice President

NOTATION OF SUBSIDIARY GUARANTEE
Each of the Guarantors (which term includes any successor Person in such capacity under the Indenture), has fully, unconditionally and absolutely guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture, the due and punctual payment of the principal of, and premium, if any, and interest on the 6⅞% Notes and all other amounts due and payable under the Indenture and the 6⅞% Notes by the Company.
The obligations of the Guarantors to the Holders of 6⅞% Notes and to the Trustee pursuant to the Subsidiary Guarantees and the Indenture are expressly set forth in Article Fourteen of the Indenture and reference is hereby made to the Indenture for the precise terms of the Subsidiary Guarantees.

Guarantors: BLACK EAGLE LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

EAGLE CONSOLIDATION LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY BIOFUELS LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLYFRONTIER PAYROLL SERVICES, INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY PETROLEUM, INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REALTY, LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLYFRONTIER REFINING & MARKETING LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REFINING & MARKETING — TULSA LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REFINING & MARKETING - WOODS CROSS LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY REFINING COMMUNICATIONS INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY TRANSPORTATION LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY UNEV PIPELINE COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLY WESTERN ASPHALT COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HOLLYMARKS, LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

HRM REALTY, LLC
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

LEA REFINING COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO HOLDINGS, INC.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO PIPELINE CO., L.P.

By:	Navajo Pipeline G.P., L.L.C.
Its General Partner

By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO PIPELINE GP, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO PIPELINE LP, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO REFINING COMPANY, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO REFINING GP, L.L.C.
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO WESTERN ASPHALT COMPANY
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NK ASPHALT PARTNERS, DBA HOLLY ASPHALT COMPANY
HOLLY WESTERN ASPHALT COMPANY, PARTNER
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer

NAVAJO WESTERN ASPHALT COMPANY, PARTNER
By:	/s/ Michael C. Jennings
	Name:	Michael C. Jennings
	Title:	President and Chief Executive Officer